UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW, South Building, Suite 900 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2025, ASP Isotopes Inc., a Delaware corporation (“ASP Isotopes” or the “Company”), entered into a Seed-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) with IsoBio, Inc., a Delaware corporation (“IsoBio”), pursuant to which the Company agreed to purchase from IsoBio 2,000,000 shares of IsoBio’s Series Seed-1 Preferred Stock, $0.0001 par value per share (the “Series Seed-1 Preferred Stock”), at a price of $2.50 per share of Series Seed-1 Preferred Stock (the “IsoBio Investment”).

IsoBio is a U.S.-based radiotherapeutic development company focused on developing a broad pipeline of mAb-based radioisotope therapeutics, known as antibody-isotope conjugates (AICs), targeting both derisked and novel tumor antigens for patients in need of new cancer therapies.  IsoBio was co-founded and is being led by biotech executive and entrepreneur, Bruce Turner, M.D., PhD, a radiation oncologist, who has recruited a team of industry experts and scientific innovators that includes leading radiation oncologists, medical oncologists, nuclear medicine physicians, and manufacturing experts. Dr. Turner most recently co-led the merger of companies now known as Immunome (NASDAQ: IMNM), a targeted oncology biotech, that has clinical programs focusing on radiation therapeutics and antibody-dependent cytotoxic antibodies (ADCs). Dr. Turner is also the co-founder and CEO of Xanadu Bio, which is a second-generation nanoparticle company delivering nucleic acids and is focused in the areas of immunology, oncology, and vaccines. Previously, Dr. Turner was an executive with Roche Pharmaceuticals in Basel, Switzerland.

Terms of Series Seed-1 Preferred Stock

In connection with the IsoBio Investment, IsoBio adopted an amended and restated certificate of incorporation (the “IsoBio Charter”). Pursuant to the IsoBio Charter, the Company has a number of rights as investor, including but not limited to the right to appoint and dismiss one of the three members of IsoBio’s board of directors, and veto rights with respect to certain major corporate actions and transactions.

Price. The Series Seed-1 Preferred Stock was sold for $2.50 per share of Series Seed-1 Preferred Stock (the “Original Purchase Price”).

 Conversion. Each share of Series Seed-1 Preferred Stock is convertible into shares of IsoBio’s common stock at a conversion price of $2.50 (subject to any anti-dilution adjustments described below).  The Series Seed-1 Preferred Stock shall be automatically converted into IsoBio common stock, at the then applicable conversion price, (i) in the event that the holders of at least 2/3 of the outstanding shares of the Series Seed-1 Preferred Stock, voting together as a single class on an as converted basis, consent to such conversion or (ii) upon the closing of a firm commitment underwritten public offering of shares of IsoBio common stock for a total offering of not less than $50 million (before deduction of underwriters commissions and expenses).

Antidilution Provisions: The conversion price of the Series Seed-1 Preferred Stock is subject to a broad-based weighted average adjustment to reduce dilution in the event that IsoBio issues additional equity securities (other than shares reserved as employee shares and other customary exclusions) at a purchase price per share less than the then current applicable conversion price per share of such series of Series Seed-1 Preferred Stock.  The conversion price is also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

Redemption. The shares of Series Seed-1 Preferred Stock are not redeemable by the holders thereof.

Voting Rights. The shares of Series Seed-1 Preferred Stock vote together with the IsoBio common stock on an as-if converted basis, and not as a separate class except as specifically provided herein or as otherwise required by law.  Each share of Series Seed-1 Preferred Stock have a number of votes equal to the number of shares of IsoBio common stock then issuable upon conversion of such share of Series Seed-1 Preferred Stock.

Protective Provisions.   Pursuant to the IsoBio Charter, the Company has a number of rights as investor, including but not limited to veto rights with respect to certain major corporate actions and transactions.

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Additional Contractual Rights Granted to the Company

In connection with the Investment, the Company entered into each of (i) that certain Investors’ Rights Agreement (the “Rights Agreement”), (ii) that certain Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) and (iii) that Voting Agreement (the “Voting Agreement” and collectively with the Rights Agreement and the ROFR Agreement, the “IsoBio Investment Agreements”). Each of the IsoBio Investment Agreements was dated as of July 28, 2025 and entered into by and among the Company, Dr. Turner and the other holders of common stock of IsoBio (referred to collectively in each of the IsoBio Investment Agreements as the “Stockholders” or the “Holders”).  The IsoBio stockholder parties to each such agreement included the following related parties: Paul Mann and Todd Wider.  Mr. Mann is Chairman and Chief Executive Officer of the Company and Dr. Wider is a director of the Company and Chief Strategy Officer of IsoBio.

Pursuant to the terms of the Voting Agreement, the Stockholders party thereto agreed to, among other things, vote, or cause to be voted, all shares of IsoBio owned by such Stockholder in favor of the election of the following individuals to the board of directors of IsoBio: (a) an individual by holders of a majority of the shares of Series Seed-1 Preferred Stock, who initially was designated as Paul Mann; (b) one individual who is designated by IsoBio stockholders, who initially was designated as Todd Wider; and (c) IsoBio’s Chief Executive Officer, who initially was designated as Bruce Turner.

Pursuant to the terms of the ROFR Agreement, the Holders party thereto granted certain rights of first refusal as follows, subject to certain terms and conditions more fully described in the ROFR Agreement.  The Key Holders may not sell, transfer or exchange their stock unless the Company has an opportunity to purchase such shares or participate in the sale on a pro-rata basis (with customary exceptions).

Pursuant to the terms of the Rights Agreement, IsoBio granted certain rights, subject to the conditions and limitations further described in the Rights Agreement, to the Holders party thereto, including demand registration rights to all Holders party thereto, and information rights and rights of first offer to the parties thereto with respect to future offerings of equity securities of IsoBio.

Item 7.01. Regulation FD Disclosure.

On July 30, 2025, the Company and IsoBio will be participating in a conference call with investors to provide an overview of IsoBio. An investor presentation containing additional information relating to IsoBio is being furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Investor presentation regarding IsoBio dated July 2025.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: July 30, 2025	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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